UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2013

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 11, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Meeting”) in New York, New York for the purposes of (i) electing six directors to serve on the Board of Directors of the Company for a one year term that expires at the 2014 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal; (ii) holding an advisory vote on compensation to our named executive officers; and (iii) holding an advisory vote on the frequency of future advisory votes on executive compensation.

Below are the voting results for the election of six Directors. All nominees were elected as Directors with the following vote:

Nominee	For	Withheld
Joseph A. D’Amato	25,513,074	101,309
Emanuel R. Pearlman	25,493,633	120,750
Au Fook Yew	25,027,407	586,976
Gregg Polle	25,507,788	106,595
James Simon	25,509,074	105,309
Nancy A. Palumbo	25,512,467	101,916

Below are the voting results for the advisory vote on compensation to our named executive officers. The stockholders approved, on an advisory basis, the compensation of our named executive officers:

For	Against	Abstain
25,401,845	173,768	38,770

Below are the voting results for the advisory vote on the frequency of future advisory votes on executive compensation. The stockholders approved, on an advisory basis, a frequency of every three years for future votes on executive compensation:

Three Years	Two Years	One Year	Abstain
24,828,968	27,129	714,072	44,214

In light of the stockholders’ advisory vote on the frequency of future votes on executive compensation, on November 12, 2013, the Board of Directors of the Company decided to include a shareholder vote on the compensation of named executive officers in its proxy materials every three years until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2013

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer

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